        As filed with the Securities and Exchange Commission on November 6, 2001
                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------

                           AMERICANWEST BANCORPORATION

             (Exact name of registrant as specified in its charter)

       Washington                                          91-1259511
--------------------------------  --------- ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         9506 North Newport Highway
                         Spokane, Washington 99218-1200

                    (Address of principal executive offices)

                  --------------------------------------------

                           AmericanWest Bancorporation
                           Profit Sharing 401(k) Plan

                              (Full title of plan)

                  --------------------------------------------

                                Wesley E. Colley
                      President and Chief Executive Officer
                           AmericanWest Bancorporation
                           9506 North Newport Highway
                         Spokane, Washington 99218-1200
                                 (509) 467-6949

           (Name, address, and telephone number of agent for service)

                  --------------------------------------------
                                    Copy to:

                                Thomas A. Sterken
                             Keller Rohrback L.L.P.
                          1201 Third Avenue, Suite 3200
                         Seattle, Washington 98101-3052
                                 (206) 623-1900

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Securities to be           Amount to be         Proposed Maximum Offering     Proposed Maximum            Amount of
           Registered                    Registered             Price Per Share/(1)/    Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common stock, no par value                   5,000                     $11.195                $55,975.00/(2)/             $13.99
====================================================================================================================================

(1) Estimated only for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the bid ($11.15) and asked ($11.24) prices for the common stock of AmericanWest Bancorporation, as quoted on the Nasdaq National Market on November 5, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. AmericanWest Bancorporation ("American West") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, AmericanWest shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference

         The following documents are incorporated by reference into this Registration Statement:

         (a) AmericanWest's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) AmericanWest's Form 10-Q Quarterly Report for the quarter ended March 31, 2001;

         (c) AmericanWest's Form 8-K Current Report dated March 6, 2001;

         (d) The description of AmericanWest's common shares contained in its Prospectus/Joint Proxy Statement dated December 30, 1998 and included in its Registration Statement on Form S-4 (Registration Statement No. 333-68931), including any amendments or reports filed for the purpose of updating such description; and

         (e) The Annual Report on Form 11-K of the AmericanWest Bancorporation Profit Sharing 401(k) Plan for the fiscal year ended December 31, 2000.

         All documents subsequently filed by AmericanWest pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of directors and officers

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer who is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advance of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may, in its articles of incorporation, bylaws, or by resolution, provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         Pursuant to its Bylaws, AmericanWest will indemnify the officers, directors, and employees of AmericanWest with respect to expenses, settlements, judgments, and fines in suits in which such person has been made a party by reason of the fact that he or she is or was an officer, director, or employee of AmericanWest. No such indemnification may be given if the acts or omissions of the person are adjudged to have been taken (or failed to have been taken) in negligence or bad faith.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following documents are filed as part of this Registration Statement or incorporated by reference herein:

    Exhibit
    Number        Description
    -------       -----------

      5.1 Opinion of Keller Rohrback LLP, regarding legality of the common stock being registered.

      5.2 Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.

     23.1         Consent of Moss Adams LLP.

     23.2         Consent of Keller Rohrback LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the Signature Page of this Registration Statement).

Item 9.  Undertakings

A.       AmericanWest hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ( the "Securities Act");

              ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              iii. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A.1.i. and A.1.ii. above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by AmericanWest pursuant to Section 13 or
Section 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. AmericanWest hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of AmericanWest's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of AmericanWest pursuant to the provisions described in Item 6 above or otherwise, AmericanWest has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AmericanWest of expenses incurred or paid by a director, officer, or controlling person of AmericanWest in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, AmericanWest will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, AmericanWest certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 26th day of June, 2001.

                                       AMERICANWEST BANCORPORATION



                                       By: /s/ Wesley E. Colley
                                           -------------------------------------
                                           Wesley E. Colley
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Wesley E. Colley with full power of substitution and full power to act as his or her true and lawful attorney-in-fact and agent in his or her name, place, and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on June 26, 2001.

Signature                                 Title
---------                                 -----

/s/ Wesley E. Colley                      President and Chief Executive Officer,
------------------------------------
Wesley E. Colley                          Director (Principal Executive Officer)


/s/ Chad Galloway                         Vice President and Chief Financial
------------------------------------
Chad Galloway                             Officer (Principal Financial and
                                          Accounting Officer)


/s/ Keith P. Sattler                      Chairman of the Board, Director
------------------------------------
Keith P. Sattler

/s/ James Rand Elliott                    Director
------------------------------------
James Rand Elliott

/s/ David E. Frame                        Director
------------------------------------
David E. Frame

/s/ Robert J. Gardner                     Director
------------------------------------
Robert J. Gardner

/s/ Donald H. Swartz, II                  Director
------------------------------------
Donald H. Swartz, II


/s/ P. "Mike" Taylor                      Director
------------------------------------
P. "Mike" Taylor

         The Plan, pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on July 27, 2001.

                                          AMERICANWEST BANCORPORATION
                                          PROFIT SHARING 401(K) PLAN
                                                  (Name of Plan)

                                          By:  AmericanWest Bancorporation, Plan
                                          Administrator


                                          /s/ Wesley E. Colley
                                          -----------------------------
                                          Wesley E. Colley, President and Chief
                                          Executive Officer

                                INDEX TO EXHIBITS

    Exhibit
    Number        Description
    ------        -----------

      5.1 Opinion of Keller Rohrback LLP, regarding legality of the common stock being registered.

      5.2 Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.

     23.1         Consent of Moss Adams LLP.

     23.2         Consent of Keller Rohrback LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the Signature Page of this Registration Statement).